I HEREBY CERTIFY THAT THIS IS A COPY OF A DOCUMENT FILED WITH THE REGISTRAR OF COMPANIES

OCT 5 1995

V. Adam

PROVINCE OF BRITISH COLUMBIA

FORM 21

(Section 371)

Certificate of Incorporation No. 331814

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned company on the date stated:

Name of Company: FEATHER GOLD RESOURCES LTD.

Date Resolution Passed: AUGUST 24, 1995

Resolutions:

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT the authorized capital of the Company be altered by consolidating 10,000,000 common shares without par value of which 4,712,083 common shares are issued and outstanding into 2,127,659.6 common shares without par value of which 1,002,570.9 shares are issued and outstanding."

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1. the authorized capital of the Company be increased from 2,127,659.6 common shares without par value to 100,000,000 common shares without par value by creating 97,872,340.4 additional common shares without par value; and

2. Paragraph 2 of the Memorandum, in the form of Schedule "A", of the Company be altered to read as follows:

   "2. The authorized capital of the Company consists of 100,000,000 common shares without par value."

"RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1. the Memorandum be altered by changing the name of the Company from Feather Gold Resources Ltd. to Sovereign Chief

I HEREBY CERTIFY THAT THIS IS A COPY OF A DOCUMENT FILED WITH THE REGISTRAR OF COMPANIES ON

Province of British Columbia

JUN 3 1988

Form 21
(Section 371)

B. Berkmuir
ASSISTANT DEPUTY REGISTRAR OF COMPANIES
FOR THE PROVINCE OF BRITISH COLUMBIA

Certificate of Incorporation No. 331814

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution* was passed by the undermentioned company on the date stated:

Name of company GOLDEN FEATHER MINES LTD.

Date resolution passed April 26, 1988

Resolution†

1. That the name of the Company be changed to "FEATHER GOLD RESOURCES LTD."

2. That the Company's Memorandum be altered by deleting paragraph 1 thereof and substituting the following therefor:

   "1. The name of the Company is FEATHER GOLD RESOURCES LTD."

3. That the memorandum be in the form attached hereto and marked Schedule "A" so that the Memorandum as altered shall at the time of filing comply with the Company Act.

Certified a true copy the 26th day of April, 19 88.

(Signature) Joanne McClusky

SOLICITOR
(Relationship to company)

* See section 1 (1) for definition of "special resolution".
† Insert text of special resolution.

R.C.—14 D

I HEREBY CERTIFY THAT THIS IS A COPY OF A DOCUMENT FILED WITH THE REGISTRAR OF COMPANIES ON

DEC 24 1987

Province of British Columbia

FORM 21
(Section 371)

Certificate of Incorporation No. 331814

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution* was passed by the undermentioned company on the date stated:

Name of company 331814 B.C. Ltd.

Date resolution passed December 18, 1987

Resolution†

1. THAT the name of the Company be changed to "Golden Feather Mines Ltd."

2. THAT the memorandum be in the form attached hereto and marked Schedule "A" so that the Memorandum as altered shall at the time of filing comply with the Company Act.

Certified a true copy the 22nd day of December, 19 87

(Signature) Joane McLeod

Solicitor
(Relationship to company)

* See section 1 (1) for definition of "special resolution".
† Insert text of special resolution.

R.C.—14

I HEREBY CERTIFY THAT THESE ARE COPIES OF DOCUMENTS FILED WITH THE REGISTRAR OF COMPANIES ON

AUG 12 1987 19

REGISTRAR OF COMPANIES
FOR THE PROVINCE OF BRITISH COLUMBIA

FORM 1

COMPANY ACT

MEMORANDUM

I wish to be formed into a company with limited liability under the Company Act, in pursuance of this Memorandum.

1. The name of the Company is "331814 B.C. LTD."

2. The authorized capital of the company consists of TEN MILLION (10,000,000) common shares without par value.

3. I agree to take the number of shares in the company set opposite my name.

Full name, resident address and occupation of Subscriber	Number and kind of shares taken by subscriber
JOANNE McCLUSKY 2621 Palmerston Avenue West Vancouver, B.C. Lawyer	1 common share
TOTAL SHARES TAKEN	1 common share

DATED this 7th day of August, 1987.

WITNESS to the above signature:

CINDY FOSTER
1040 E. 40th Avenue
Vancouver, B.C.
Legal Secretary

SOVEREIGN CHIEF VENTURES LTD.
ARTICLES
TABLE OF CONTENTS

PART	ARTICLE	SUBJECT

1	INTERPRETATION
	1.1	Definition
	1.2	Construction of Words
	1.3	Idem
	1.4	"Company Act" Definitions Applicable
	1.5	Table "A" Inapplicable
	1.6	"Interpretation Act" Applicable
	1.7	"Company Act" Definitions Prevail

2	SHARES AND SHARE CERTIFICATES
	2.1	Member Entitled to Certificate
	2.2	Replacement of Lost or Defaced Certificate
	2.3	Recognition of Trusts
	2.4	Execution of Certificates
	2.5	Form of Certificate
	2.6	Delivery to Joint Holders

3	ISSUE OF SHARES
	3.1	Directors Authorized
	3.2	Conditions of Allotment
	3.3	Idem
	3.4	Idem
	3.5	Commissions and Brokerage
	3.6	Idem
	3.7	Shares to be Fully Paid
	3.8	Consideration for Share Dividend
	3.9	Exchange or Conversion
	3.10	Financial Assistance

4	SHARE TRANSFERS and SHARE REGISTERS
	4.1	Transferability and Instrument of Transfer
	4.2	Submission of Instruments of Transfer
	4.3	Execution of Instrument of Transfer
	4.4	Enquiry as to Title not Required
	4.5	Transfer Fee
	4.6	Register of Members etc.
	4.7	Branch Registers

5	TRANSMISSION OF SHARES
	5.1	Personal Representative Recognized on Death
	5.2	Persons in Representative Capacity

6	ALTERATION OF CAPITAL
	6.1	Ordinary Resolution Required
	6.2	Determination of Selling Price
	6.3	Articles Apply to New Capital
	6.4	Subdivision, Consolidation, etc.
	6.5	Creation or Variation of Special Rights or Restrictions
	6.6	Idem

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JONES McCLOY PETERSON

7	PURCHASE OR REDEMPTION OF SHARES
	7.1	Company Authorized to Purchase its Shares
	7.2	Redemption of Shares
	7.3	Redeemed Shares may be Cancelled or Re-Issued
	7.4	Redeemed Shares Not Entitled to Vote or Receive Dividends
	7.5	Purchase of Fractional Shares On Consolidation

8	BORROWING POWERS
	8.1	Powers of Directors - Guarantees, Security
	8.2	Negotiability of Debt Obligations
	8.3	Special Rights on Debt Obligations
	8.4	Registers of Debt Obligations and Holders thereof
	8.5	Execution of Debt Obligation Documents
	8.6	Reporting Company Register of Indebtedness

9	GENERAL MEETINGS
	9.1	Annual General Meetings
	9.2	Waiver of Annual General Meeting
	9.3	Classification of General Meetings
	9.4	Calling of Meetings
	9.5	Requisition of General Meetings
	9.6	Notice for General Meetings
	9.7	Advance Notice of Meeting
	9.8	Waiver of Notice
	9.9	Notice of Special Business at General Meetings
	9.10	Class Meeting of Members
	9.11	Extension of Time
	9.12	Remote Participation in Meetings

10	PROCEEDINGS AT GENERAL MEETINGS
	10.1	Special Business
	10.2	Quorum
	10.3	Who May Attend Meeting
	10.4	No Business Without Quorum
	10.5	Lack of Quorum, Adjournment
	10.6	Chairman
	10.7	Alternate Chairman
	10.8	Adjournments
	10.9	Decisions by Show of Hands or Poll
	10.10	Resolution Need Not be Seconded
	10.11	Casting Vote
	10.12	Manner of Taking Poll
	10.13	Casting of Votes
	10.14	Demand for Poll
	10.15	Demand for Poll Not to Prevent Continuance of Meeting
	10.16	Retention of Ballots Cast on a Poll
	10.17	Action by Ordinary Resolution

11	VOTES OF MEMBERS
	11.1	Number of Votes Per Share or Member
	11.2	Votes of Persons in Representative Capacity
	11.3	Votes by Joint Holders
	11.4	Representative of a Corporate Member
	11.5	Votes by Committee of a Member

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JONES McCLOY PETERSON

	11.6	Appointment by Proxy Holders
	11.7	Execution of Proxy Instrument
	11.8	Qualification of Proxy Holder
	11.9	Deposit of Proxy
	11.10	Validity of Proxy Vote
	11.11	Form of Proxy
	11.12	Revocation of Proxy
	11.13	Chairman May Determine Validity of Proxy

12	DIRECTORS
	12.1	Responsible for Management
	12.2	Number of Directors
	12.3	Share Qualification of Directors
	12.4	Remuneration and Expenses of Directors
	12.5	Appointment of Attorneys
	12.6	Directors Interested in Transactions with the Company
	12.7	Right to Office and Contract with Company
	12.8	Director Acting in Professional Capacity
	12.9	Alternate Directors

13	TERMINATION OF DIRECTORSHIP OF DIRECTORS
	13.1	Grounds for Termination

14	RETIREMENT AND ELECTION OF DIRECTORS
	14.1	Election at Annual General Meetings
	14.2	Removal of Directors
	14.3	Filling a Casual Vacancy
	14.4	Directors May Appoint Additional Directors
	14.5	Eligibility of Retiring Directors

15	PROCEEDINGS OF DIRECTORS
	15.1	Meetings - Quorum - Chairman
	15.2	Call and Notice of Meetings
	15.3	Competence of Quorum
	15.4	Continuing Directors May Act During a Vacancy
	15.5	Number of Directors Below, a Quorum
	15.6	Appointment of Directors' Committees
	15.7	Committee Chairman
	15.8	Committee Meetings and Adjournments
	15.9	Validity of Meeting where Appointment Deficient
	15.10	Notice of Meeting to Newly Elected Directors
	15.11	Waiver of Notice of Meetings
	15.12	Majority Rule
	15.13	Resolution in Writing Effective
	15.14	Remote Participation in Meetings

16	OFFICERS
	16.1	President and Secretary Required
	16.2	Remuneration of Officers
	16.3	Disclosure of Conflicting Interests

17	MINUTES, DOCUMENTS AND RECORDS
	17.1	Minutes to be Kept
	17.2	Records Office

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JONES McCLOY PETERSON

18	EXECUTION OF DOCUMENTS
	18.1	Seal Optional
	18.2	Official Seal for Use in Other Jurisdictions
	18.3	Affixation of Seal to Documents
	18.4	Certification of Copies
	18.5	Mechanical Reproduction of Signatures

19	DIVIDENDS
	19.1	Declaration of Dividends
	19.2	Proportionate to Number of Shares Held
	19.3	Dividend Bears No Interest
	19.4	Payment in Specie Permitted
	19.5	Capitalization of Undistributed Surplus
	19.6	Payment of Dividends
	19.7	Effect of Transfer on Dividends
	19.8	Fractional Shares
	19.9	Reserves

20	ACCOUNTS
	20.1	Accounts to be Kept
	20.2	Location of Accounts
	20.3	Inspection of Accounts

21	NOTICES
	21.1	Method of Giving Notice
	21.2	Notice to Joint Holders
	21.3	Notice to Personal Representative
	21.4	Notice to Deceased Member
	21.5	Date Notice Deemed Given
	21.6	Idem
	21.7	Idem
	21.8	Persons to Receive Notice

22	INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS, EMPLOYEES AND CERTAIN AGENTS
	22.1	Party to Legal Proceeding
	22.2	Officers, Employees, Agents
	22.3	Extent of Indemnification
	22.4	Persons Undertaking Liabilities
	22.5	Limitation of Liability
	22.6	Directors May Rely
	22.7	Company May Purchase Insurance

23	PROHIBITIONS
	23.1	On Transfer of Shares

4

TP4.63

COMPANY ACT

ARTICLES

of

SOVEREIGN CHIEF VENTURES LTD.

PART 1 - INTERPRETATION

Definitions

1.1	In these Articles, unless the context otherwise requires:

(a) "Board of Directors" or "Board" or "directors" means the directors or the director of the Company for the time being;

(b)
"Company Act" means the Company Act of the Province of British Columbia from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(c) "month" means calendar month;

(d) "registered owner" or "registered holder", when used with respect to a share in the authorized capital of the Company, means the person registered in the register of members in respect of such share;

(e) "registered address" of a member means his address as recorded in the Company's register of members to be kept pursuant to the Company Act,

(f) "registered address" of a director means his address as recorded in the Company's register of directors to be kept pursuant to the Company Act

(g) "seal" means the common seal of the Company, if the Company has one.

Construction of Words

1.2	Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

1.3	Words importing the singular include the plural and vice versa; and words importing a male person include a female person and a corporation.

Company Act Definitions Applicable

1.4	The definitions in the Company Act shall with the necessary changes and so far as applicable apply to these Articles.

Table "A" Inapplicable

1.5	The regulations contained in Table A in the First Schedule to the Company Act shall not apply to the Company.

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JONES McCLOY PETERSON

"Interpretation Act" Applicable

1.6	The Rules of Construction contained in the Interpretation Act of British Columbia shall apply with the necessary changes and so far as applicable to the interpretation of these Articles.

"Company Act" Definitions Prevail

1.7	If there is a conflict between a definition in the Company Act and a definition or rule in the Interpretation Act, the definition in the Company Act shall prevail.

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TP4.22

2.1
Every member is entitled, without charge, to one certificate representing the share or shares of each class held by him or upon paying a sum not exceeding the amount permitted by the Company Act, as the directors may from time to time determine; several certificates each for one or more of those shares; provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more - than one certificate, and delivery of a certificate for a share to one of several joint holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the post by registered or certified prepaid mail to the member entitled thereto at his registered address, and neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the post or stolen.

Replacement of Lost or Defaced Certificate

2.2	If a share certificate:

(a)
is worn out or defaced, the directors may, upon production to them of that certificate and upon such other terms if any, as they may think fit, order the certificate to be cancelled and may issue a new certificate in lieu thereof;

(b)
is lost, stolen or destroyed, then upon proof thereof to the satisfaction of the directors and upon such indemnity, if any, as the directors deem adequate being given, a new share certificate in place thereof shall be issued to the person entitled to the lost, stolen or destroyed certificate, or

(c)
represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue registered in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in place thereof certificates in accordance with the request.

A sum, not exceeding that permitted by the Company Act, as the directors may from time to time fix, shall be paid to the Company for each certificate issued under this Article.

Recognition of Trusts

2.3
Except as required by law or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by law or these Articles provided or as ordered by a court of competent jurisdiction) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

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JONES McCLOY PETERSON

Execution of Certificates

2.4
Every share certificate shall be signed manually by at least one officer or director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and a certificate signed in either of those fashions shall be as valid as if signed manually, notwithstanding that any person whose signature is so-printed or mechanically reproduced on a share certificate has ceased to hold the office that he is stated on such certificate to hold at the date of the issue of a share certificate.

Form of Certificate

2.5
Every share certificate issued by the Company shall be in such form as the directors approve or in such form as shall be signed by any person or persons authorized to affix the seal of the Company and shall comply with the Company Act.

Delivery to Joint Holders

2.6
The certificates for shares registered in the name of two or more persons shall be delivered to one of such persons or the duly authorized representative of one of such persons, and in the event of any dispute between any of such persons respecting entitlement to possession of the certificates, which dispute is known to the Company, the certificates shall be delivered to the person first named in the register.

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JONES McCLOY PETERSON

PART 3 - ISSUE OF SHARES

Directors Authorized

3.1
Subject to the Company Act, and to these Articles, and to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase of capital, the issue of shares, whether in the original or any increased capital of the Company, shall be under the control of the directors who may, subject to the rights of the holders of the shares of the Company for the time being, issue, allot or otherwise dispose of, and/or grant options on, shares authorized but not yet issued at such times and to such persons, iricluding directors, and in such manner and upon such terms and conditions, and at such price or for such consideration, as the directors, in their absolute discretion, may determine.

Conditions of Allotment

3.2
Unless the Company is a reporting company, before allotting any shares of the Company the directors shall first offer those shares pro rata to the members; but if there are classes of shares, the directors shall first offer the shares to be allotted pro rata to the members holding shares of the class proposed to be allotted and if any shares remain, the directors shall then offer the remaining shares pro rata to the other members. The offer shall be made by notice specifying the number of shares offered and limiting a time, which shall be not less than seven days, for acceptance. After the expiration of the time for acceptance or on receipt of written confirmation from the person to whom the offer is made that he declines to accept the offer, and if there are no other members holding shares who should first receive an offer, the directors may for three months thereafter offer the shares to such persons and in such manner as they think most beneficial to the Company; but the offer to those persons shall not be at a price less than, or on terms more favourable than, the offer to the members.

3.3
If the Company is, or becomes, a company which is not a reporting company and the Directors are required by the Company Act, before alloting any shares, to allot them pro rata to the members, the Directors shall, before alloting any shares, comply with applicable provisions of the Company Act.

3.4	Article 3.2 shall not apply to an allotment of shares pursuant to:

	(a)	rights of exchange or conversion attached to shares or securities of the Company,

	(b)	an amalgamation agreement pursuant to the Company Act, or

	(c)	a compromise or arrangement as set out in the Company Act, or

	(d)	a dividend payable in shares;

	(e)	such other exemptions as may be specified in the Company Act from time to time.

Commissions and Brokerage

3.5
The Company may, by resolution of the directors, and subject to the Company Act, pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares provided that the rate of commission or discount shall not in the aggregate exceed 25 per cent of the subscription price of such shares, or an amount

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JONES McCLOY PETERSON

equivalent to such percentage. The Company may also pay such brokerage as may be lawful.

3.6
Except as permitted by Article 3.4 the Company shall not apply any of its shares or capital money, either directly or indirectly, in payment of any commission, discount, or allowance to any person in consideration of his subscribing or agreeing to subscribe, or procuring or agreeing to procure subscriptions whether absolutely or conditionally, for shares in the Company.

Shares to be Fully Paid

3.7
No share may be issued until it is fully paid by the receipt by the Company of the full consideration therefor in cash, property or past services actually performed for the Company. A document evidencing indebtedness of the person to whom the shares are allotted is not property for the purpose of this Article. The value of property and services for the purpose of this Article shall be the value determined by the directors by resolution to be, in all circumstances of the transaction, no greater than the fair market value thereof.

Consideration for Share Dividend

3.8	The full consideration received for a share issued by way of dividend shall be the amount declared by the directors to be the amount of the dividend.

Exchange or Conversion

3.9	Where shares or securities of the Company are issued with rights of exchange or conversion attached to them, the Company may, in accordance with those rights:

(a) convert or exchange any of those shares or securities which are fully paid into or for an issued share, and

(b) re-issue shares so converted or exchanged as if they had never been issued,

and where the shares so converted or exchanged are fully paid, the shares issued pursuant to the conversion or exchange shall be deemed to be fully paid.

Financial Assistance

3.10
Save as provided by the Company Act, the Company shall not give financial assistance by means of a loan, guarantee, the provision of security or otherwise for the purpose of or in connection with the purchase of or subscription by any person for shares of the Company, or debt obligations carrying a right of conversion into or exchange for shares of the Company or upon the security, in whole or in part, of a pledge or other charge upon the shares of the Company given by that person to the Company.

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JONES McCLOY PETERSON

PART 4 - SHARE TRANSFERS and SHARE REGISTERS

Transferability and Instrument of Transfer

4.1
Subject to the restrictions, if any, set forth in these Articles or the Memorandum, any member may transfer his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's form of share certificates, or in any form which the directors may approve. If the directors so require, each instrument of transfer shall be in respect of only one class of share.

Submission of Instruments of Transfer

4.2
Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares. All instruments of transfer, where the transfer is registered, shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shail -be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration. The transferor shall remain the holder of the share until the name of the transferee is entered on the register in respect of that share. If the number of shares to be transferred is not specified in the instrument of transfer, all of the shares of the registered owner represented by the share certificate deposited with the instrument of transfer will be transferred.

Execution of Instrument of Transfer

4.3
The signature of the registered owner of any shares, or of his duly authorized attorney, upon the instrument of transfer constitutes an authority to the Company to register the shares specified in the instrument of transfer in the name of the person named in that instrument of transfer as transferee or, if no person is so named, then in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Company or its agents.

Enquiry as to Title not Required

4.4
The Company and its directors, officers and agents are not bound to enquire into any title of the transferee of any shares to be transferred, and are not liable to the registered or any intermediate owner of those shares, for registering the transfer.

Transfer Fee

4.5	There shall be paid to the Company in respect of the registration of any transfer a sum, not exceeding that permitted by the Company Act, as the directors deem fit.

Register of Members etc.

4.6
The Company shall keep or cause to be kept a register of members, a register of transfers and a register of allotments within British Columbia, all as required by the Company Act, and may combine one or more of such registers. If the Company's capital consists of more than one class of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class of shares. The directors on behalf of the Company may appoint a trust company to keep the register of members, register of transfers and register of allotments or, if there is more than one class of shares, the directors may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register

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JONES McCLOY PETERSON

of allotments for each class of shares. The directors on behalf of the Company may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class thereof, as transfer agent for its shares or such class thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be. The directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.

Branch Registers

4.7	Unless prohibited by the Company Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places as the directors may from time to time determine.

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JONES McCLOY PETERSON

PART 5 - TRANSMISSION OF SHARES

Personal Representative Recognized on Death

5.1
In the case of the death of a member, the survivor or survivors where the deceased was a joint registered owner, and, in every other case, the legal personal representative of the deceased shall be the only person recognized by the Company as having any title to or interest in the shares registered in the name of the deceased. Before recognizing any legal personal representative the directors may require him to obtain a grant of probate or letters of administration in British Columbia or such other evidence as the directors consider appropriate to establish the right of such person to title to or interest In the shares of the deceased member.

Persons in Representative Capacity

5.2
Any person who becomes entitled to a share as a result of the death or bankruptcy of any member, upon producing the evidence required by the Company Act, or who becomes entitled to a share as a result of an order of a court of competent jurisdiction or a statute, upon producing such evidence as the directors think sufficient that he is so entitled, may be registered as holder of the share or may transfer the share. Any proposed transfer of such share will be subject to the same restrictions as would have applied to the deceased or bankrupt member before death or bankruptcy.

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PART 6 - ALTERATION OF CAPITAL

Ordinary Resolution Required

6.1	The Company may by ordinary resolution filed with the registrar alter its memorandum to increase its authorized capital by:

(a) creating shares with par value or shares without par value, or both;

(b) increasing the number of shares with par value or shares without par value, or both;

(c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

Determination of Selling Price

6.2	The directors may by resolution determine the price or consideration at or for which shares without par value may be allotted or issued.

Articles Apply to New Capital

6.3
Except as otherwise provided by conditions imposed at the time of creation of any new shares or by these Articles, any addition to. the authorized capital resulting from the creation of new shares shall be subject to the provisions of these Articles.

Subdivision, Consolidation etc.

6.4
The Company may, by special resolution, alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of all or any of its shares, but only to such extent, in such manner and with-such; consents of members holding a class of shares which is the subject of or affected by such alteration, as the Company Act provides.

Creation or Variation of Special Rights or Restrictions

6.5	The Company may alter its Memorandum or these Articles:

(a) by special resolution to create, define_ and attach special rights or restrictions to any shares; and

(b) by special resolution and by otherwise .complying. with any applicable provision of its Memorandum or these Articles,, to vary or abrogate any special rights and restrictions attached to any shares, and, in each case, by filing a certified copy of such resolution with the Registrar, but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all members holding shares of each class whose right or special right is so prejudiced or interfered with consent thereto in writing, or unless a resolution consenting thereto is passed at a separate class meeting of the holders of the shares of each such class by a majority of three-fourths, or such greater majority as may be specified by the special rights attached to the shares of such class.

6.6
If the Company is or becomes a reporting company, no resolution to create, vary or abrogate any special right of conversion attaching to any class of shares will be submitted to any meeting of members unless, if so required by the Company Act, the Superintendent shall have consented to the resolution.

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PART 7 PURCHASE OR REDEMPTION OF SHARES

Company Authorized to Purchase its Shares

7.1
Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution, but no such purchase shall be made if the Company is insolvent at the time of the proposed purchase or the proposed purchase would render the Company insolvent. Unless the Company is purchasing the shares from a dissenting member pursuant to the Company Act, or through a stock exchange, or from a bona fide employee or a bona fide former employee of the Company or of an affiliate of the Company or his personal representative in respect of shares beneficially owned by the employee or former employee, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or series proposed to be purchased.

Redemption of Shares

7.2
The Company, if it is not a reporting company, may, by a resolution of the directors and in compliance with the Company Act, redeem any of its issued shares that have a rig1it of redemption attached thereto upon the terms specified in such resolution and such redemption need not be made pro rata among every member who holds shares of the class or series or kind to be redeemed. No such redemption shall be made if the Company is insolvent at the time of the proposed redemption or the proposed redemption would render the Company insolvent. If the Company proposes to redeem some but not all of the issued shares of any class or series or kind, the directors may decide the manner in which the shares to be redeemed shall be selected. A reporting company may redeem its shares only in compliance with the Securities Act of British Columbia.

Redeemed Shares may be Cancelled or Re-Issued

7.3		The Company may:

	(a)	cancel a share that it has redeemed or purchased and the number of issued shares shall be reduced accordingly,

	(b)	re-issue a cancelled share that it has redeemed or purchased, or

	(c)	sell a share that has been redeemed or purchased, but not cancelled.

Redeemed Shares Not Entitled to.Vote or Receive Dividends

7.4		The Company may not vote or pay or make any dividend or other distribution in respect of the share held by it that it has redeemed or purchased but not cancelled.

Purchase of Fractional Shares on Consolidation or Subdivision

7.5
Notwithstanding. anything else in these Articles contained, the Company shall not issue fractional shares in connection with any consolidation or subdivision of its shares but any member who would otherwise have a fractional interest in a share as a result of any consolidation or subdivision shall sell and the Company shall purchase for cancellation and cancel such fractional interest in a share for such price or consideration as the directors shall determine. At the time a certified copy of the special resolution passed to consolidate or subdivide the Company's shares is filed with the Office of the Registrar of Companies for British Columbia, the sale of all resulting fractional share interests shall be deemed to be complete and each holder thereof shall have no right in respect of such fractional share interest, except the right to receive the purchase price payable for such fractional share interest. The directors may make such regulations with regard to the

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JONES McCLOY PETERSON

manner in which such fractional interests in shares (as represented by pre-consolidation or pre-subdivision shares) are to be transferred and delivered to the Company in exchange for the price or consideration as aforesaid and any regulation so made shall be valid and binding upon all members of the Company.

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PART 8 - BORROWING POWERS

Powers of Directors - Guarantees, Security

8.1	The directors may from time to time at their discretion authorize the Company:

(a) to guarantee the indebtedness of an affiliate of the Company or of any other person;

(b) to borrow money for the purposes of the Company or an affiliate of the Company in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;

(c)
to issue bonds, debentures and other debt obligations either as principal debtor or as surety or guarantor for any liability or obligation, contingent or otherwise, of an affiliate of the Company or of any other person;

(d)
to mortgage or charge, whether by way of either specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company, both present and future.

Negotiability of Debt Obligations

8.2
The directors may make any debentures, bonds or other debt obligations issued by the Company by their terms, assignable free from any equities between the Company and the person to whom they may be issued, or any other person who lawfully acquires the same by assignment, purchase, or otherwise, howsoever.

Special Rights on Debt Obligations

8.3
The directors may authorize the issue of any debentures, bonds or other debt obligations of the Company at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue.

Registers of Debt Obligations and Holders Thereof

8.4	The Company shall keep or cause to be kept in accordance with the Company Act

(a) a register of its debentures and debt obligations, and

(b) a register of the holders of its bonds, debentures and other debt obligations,

and subject to the provisions of the Company Act may keep or cause to be kept one or more branch registers of the holders of its bonds, debentures, or other debt obligations within or without the*Province of British Columbia as the directors may from time to time determine and the directors may by resolutions, regulations or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

Execution of Debt Obligation Documents

8.5
Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one officer or director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent, or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and a bond, debenture or other debt obligation signed in either of those fashions shall be as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically

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JONES McCLOY PETERSON

reproduced on such bond, debenture or other debt obligation has ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

Reporting Company Register of Indebtedness

8.6
If the Company is or becomes a reporting company, the Company will keep or cause to be kept a register of its indebtedness to every director or officer of the Company or an associate of any of them in accordance with the provisions of the Company Act.

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PART 9 - GENERAL MEETINGS

Annual General Meetings

9.1
Subject to Article 9.2 and to the Company Act the first annual general meeting shall be held within 15 months from the date of incorporation and thereafter an annual general meeting shall be held once in every calendar year at such time, not being more than 13 months after the holding of the last preceding annual general meeting, and place- as the directors shall appoint.

Waiver of Annual-General Meetings

9.2
If the Company is not a reporting company and if all members entitled to attend and vote at the annual general meeting of the Company consent in writing each year to the business required to be transacted at the annual general meeting, that business shall be as valid as if transacted at an annual general meeting duly convened and held and, it is not necessary for the Company to hold an annual general meeting that year. The consent of the members shall be evidenced by an instrument in writing which may be delivered to the Company by hand or by mail, or may be transmitted by any electronic or other means which results in a legible recorded message.

Classification of General Meetings

9.3	Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.

Calling of Meetings

9.4
The directors may whenever they think fit, and they shall, promptly on the receipt of a requisition of a member or members of the Company representing not less than one-twentieth of such of the issued shares in the capital of the Company as at the date of the requisition carry the right of voting in all circumstances at general meetings, call a general meeting of the Company.

Requisition of General Meetings

9.5	Any such requisition, and the meeting to be called pursuant thereto, shall comply with the provisions of the Company Act.

Notice for General Meetings

9.6
Not less than 21 days' notice of any general meeting specifying the time and place of meeting and in case of special business, the general nature of that business shall be given in the manner mentioned in Part 21, or in such other manner, if any, as may be prescribed by ordinary resolution whether previous notice thereof has been given or not, to any person as may by law or under these Articles or other regulations of the Company entitled to receive such notice from the Company. The accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of such persons shall not invalidate any proceedings at that meeting.

Advance Notice of Meeting

9.7	If the Company is or becomes a reporting company, advance notice of any general meeting at which directors are to be elected shall be published in the manner provided in the Company Act.

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Waiver of Notice

9.8
Persons entitled to notice of a general meeting may waive or reduce the period of notice convening the meeting, by unanimous consent in writing, and may give such waiver before, during or after the meeting.

Notice of Special Business at General Meetings

9.9
Where any special business includes the presenting, considering, approving, ratifying or authorizing of the execution of any document, then the portion of any notice relating to such document shall be sufficient if the same states that a copy of the document or proposed document is or will be available for inspection by members at a place in the Province of British Columbia specified in such notice during business hours in any specified working day or days prior to the date of the meeting.

Class Meeting of Members

9.10
Unless these Articles elsewhere specifically otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting of members holding a particular class of shares.

Extension of Time

9.11
Notwithstanding Article 9.1, in the event that the annual general meeting cannot be held within the time specified in Article 9.1, the directors may request the Registrar of Companies for the Province of British Columbia to extend, for a period not to exceed six months, the time in which the Company is required to hold an annual general meeting.

Remote Participation in Meetings

9.12
A member may participate in a meeting of the Company by means of conference telephone or other communications facilities by means of which all members participating in the meeting can hear or otherwise communicate with each other and provided further that the Board has consented to such participation. A member participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum and be entitled to address the meeting by means of the aforesaid communications facilities and to vote.

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PART 10 - PROCEEDINGS AT GENERAL MEETINGS

Special Business

10.1	The following business at a general meeting shall be deemed to be special business:

(a) all business at an extraordinary general meeting, and

(b)
all business that is transacted at an annual general meeting, with the exception of the consideration of the financial statements and the report of the directors and auditors, fixing or changing the number of directors, approval of a motion to elect two or more directors by a single resolution, the election of directors, the appointment of the auditors and such other business as, under these Articles, ought to be transacted at an annual general meeting, or any business which is brought under consideration by the report of the directors.

Quorum

10.2
Save as otherwise herein provided a quorum for a general meeting shall be: two members or one or two proxy holders representing two members, or one member and a proxy holder representing another member, personally present at the commencement of the meeting and holding or representing by proxy not less than one-twentieth of the issued shares of a class of shares the holders of which are entitled to attend and to vote at such meeting; unless the Company has only one member, in which case the quorum shall be one member or one proxy holder.

Who May Attend Meeting

10.3
The Directors, the Secretary or, in his absence, the Assistant Secretary, and the Solicitor of the Company shall be entitled to attend at every general meeting of the Company, but no such person shall, in that capacity, be counted in the quorum or be entitled to vote.

No Business Without Quorum

10.4
No business, other than the election of a chairman and the adjournment of the meeting shall be transacted at any general meeting unless the quorum requisite was present at the commencement of the meeting.

Lack of Quorum, Adjournment

10.5
If within 1/2 hour from the time appointed for a meeting a quorum is not present, the meeting if convened by the requisition of the members, shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time and place unless otherwise determined by the Chairman in which case not less than five days notice of the time and place of the adjourned meeting shall be given. If at such adjourned meeting a quorum is not present within 1/2 hour from the time appointed, the members present shall be a quorum.

Chairman

10.6
The Chairman of the Board, if any, or in his absence the President of the Company, or in his absence, a Vice President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.

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JONES McCLOY PETERSON

Alternate Chairman

10.7
If at any meeting neither the Chairman of the Board, if any, nor the President, nor a Vice President is present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the directors present shall choose one of their number to be chairman. If no director be present or if all the directors present decline to take the chair or shall fail to so choose, the Solicitor of the Company may, with the consent of the meeting (which consent may be expressed by the failure to object of any person present and entitled to vote) act as chairman. If none of the foregoing individuals is present or willing to act as chairman, the members present shall choose one of their number to be chairman.

Adjournments

10.8
The chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at a meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of a general meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Decisions by Show of Hands or Poll

10.9
Subject to the provisions of the Company Act every question submitted to a general meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, directed by the chairman or demanded by a member entitled to vote who is present in person or by proxy, and the chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the book of proceedings of the Company. A declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority, orr lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Resolution Need Not be Seconded

10.10	No resolution proposed at a meeting need be seconded and the chairman of any meeting shall be entitled to move or second a resolution.

Casting Vote

10.11
In case of an equality of votes upon a resolution, the chairman shall, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which he may be entitled as a member.

Manner of Taking Poll

10.12
Subject to the provisions of Article 10.14 if a poll is duly demanded as aforesaid, it shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than seven days after the date of the meeting and at such place as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded. A demand for a poll may be withdrawn. In the case of any dispute as to the admission or rejection of a vote, the chairman shall

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determine the same and such determination made in good faith shall be final and conclusive.

Casting of Votes

10.13	A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

Demand for Poll

10.14	No poll may be demanded on the election of a chairman of a meeting and a poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

Demand for Poll Not to Prevent Continuance of Meeting

10.15	The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Retention of Ballots Cast on a Poll

10.16
Every ballot cast upon a poll and every proxy appointing a proxy holder who cast a ballot upon a poll shall be retained by the secretary for the period and be subject to the inspection as the Company Act may provide.

Action by Ordinary Resolution

10.17	Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the Members may be taken by ordinary resolution.

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PART 11 -VOTES OF MEMBERS

Number of Votes Per Share or Member

11.1
Subject to any special rights or restrictions for the time being attached to any shares, on a show of hands every member present in person shall have one vote, and on a poll every member, present in person or by proxy, shall have one vote for each share of which he is the holder.

Votes of Persons in Representative Capacity

11.2
Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

Votes by Joint Holder

11.3
Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally or by proxy, the joint member present whose name stands first on the register in respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased member in whose sole name any share stands, shall for the purpose of this Article, be deemed joint members.

Representative of a Corporate Member

11.4
A corporation, not being a subsidiary, that is a member may vote by its proxy holder or by its duly authorized representative, who is entitled to speak and vote, and in all other respects exercise the rights of a member and any authorized representative shall be deemed to be a member for all purposes in connection with any meeting or any class meeting of the Company.

Votes by Committee of a Member

11.5	A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee and his committee may appoint a proxy holder.

Appointment by Proxy Holders

11.6
A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more proxy holders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxy holder for the same occasion he shall specify the number of shares each proxy holder shall be entitled to vote.

Execution of Proxy Instrument

11.7
A proxy or an instrument appointing a duly authorized representative of a corporation shall be in writing, under the hand of the appointer or of his attorney duly authorized in writing, or, if such appointer is a corporation, either under its seal or under the hand of an officer or attorney duly authorized.

Qualification of Proxy Holder

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11.8
Any person, having attained the age of majority, may act as a proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to act as proxyholder for the appointer for the period, at such meeting or meetings and to the extent permitted by the Company Act.

Deposit of Proxy

11.9
Unless the Directors fix some other time by which proxies must be deposited, a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office of the Company or at -suchother place as is specified for that purpose in the notice calling the meeting, not less than 48 hours before the time for holding the meeting at which the person named in the proxy proposes to vote, or shall be deposited with the chairman of the meeting prior to the commencement thereof. In addition to any other method of depositing proxies provided for in these Articles, the directors may from time to time make regulations permitting the lodging of proxies appointing proxy holders at some place or places other than the place at which a meeting or adjourned meeting of members is to be held and for particulars of such proxies to be cabled or telegraphed or sent in writing before the meeting or adjourned meeting to the Company or any agent of the Company for the purpose of receiving such particulars and providing that proxies appointing a proxy holder so lodged may be voted upon as though the proxies themselves were produced to the chairman of the meeting or adjourned meeting as required by this Part and votes given in accordance with such regulations shall be valid and shall be counted.

Validity of Proxy Vote

11.10
A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death or insanity of the member or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided no prior notice in writing of the death, insanity, revocation or transfer as aforesaid shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting at which the vote was given.

Form of Proxy

11.11
Unless, in the circumstances, the Company Act , the Securities Act, or any other applicable statute or regulation requires any other form of proxy, a proxy appointing a proxy holder, whether for a specified meeting or otherwise, shall be in the form following, or in any other form that the directors shall approve:

(Name of Company)

The undersigned hereby appoints (or failing him             of              ) as proxy holder for the undersigned to attend at and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the day of              , 19    , and at any adjournment of that meeting.

Signed this day of                , 19      .

Signature of Member

Revocation of Proxy

11.12	Every proxy may be revoked by an instrument in writing:

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JONES McCLOY PETERSON

	(a)	executed by the member who gave the proxy, or by his attorney authorized in writing, or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and

(b)
delivered, either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken.

Chairman May Determine Validity of Proxy

11.13
The chairman of the meeting may determine whether or not a proxy, deposited for use at such meeting, which may not strictly comply with the requirement of this Part as to form, execution, accompanying documentation, time of filing, or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting.

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PART 12 - DIRECTORS

Responsible for Management

12.1
The management of the business of the Company shall be vested in the directors and the directors may exercise all such powers and do all such acts and things as the Company is, by its Memorandum, these Articles, or otherwise, authorized to exercise and do, and which are not by these Articles or by statute or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of all laws affecting the Company and of these Articles and to any regulations not being inconsistent with these Articles which shall from time to time be made by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the directors that would have been valid if that regulation had not been made.

Number of Directors

12.2
The subscribers to the Memorandum are the first directors. The directors to succeed the first directors and the number of directors may be determined in writing by a majority of the subscribers to the Memorandum. The number of directors may be changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, or pursuant to Article 14.4, but shall never be less than one while the Company is not a reporting company and three while the Company is a reporting company.

Share Qualification of Directors

12.3
A director shall not be required to have any share qualification but any person not being a member of the Company who becomes a director shall be deemed to have agreed to be bound by the provisions of these Articles to the same extent as if he were a member of the Company.

Remuneration and Expenses of Directors

12.4
The remuneration of the directors as such may from time to time be determined by the directors, unless by ordinary resolution the members determine that such remuneration shall be determined by the members, such remuneration to be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director. The directors shall be repaid such reasonable expenses as they may incur in and about the business of the Company and if any director shall perform any professional or other services for the Company that, in the opinion of the directors, are outside the ordinary duties of a director or shall otherwise be specifically occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive, and the same shall be charged as part of the ordinary expenses of the Company. Unless otherwise determined by ordinary resolution the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Appointment of Attorneys

12.5
The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions, not exceeding those vested in or exercisable by the directors under these Articles, and for such period and subject to such conditions as

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they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

Directors Interested in Transactions with the Company

12.6
A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract or transaction with the company shall declare the nature and extent of his interest at a meeting of the directors in accordance with the provisions of the Company Act. Subject to the Company Act, a director shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he may be counted in the quorum present at the meeting at which such vote is taken. Subject to the Company Act, the foregoing shall not apply to:

(a)
any contract or transaction relating to a loan to the Company, which a director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan, or

(b) any contract or transaction made or to be made with, or for the benefit of an affiliated corporation or a subsidiary corporation of which a director is a director, or

(c)
any contract by a director to subscribe for shares, debentures or debt obligations to be issued by the Company or a subsidiary of the Company, or any contract, arrangement or transaction in which a director is, directly or indirectly, interested if all the other directors are also, directly or indirectly interested in the contract, arrangement or transaction, or

(d) if authorized by ordinary resolution pursuant to Article 12.4, the remuneration of the directors.

Subject to the Company Act the foregoing prohibitions and exceptions thereto may from time to time be suspended or amended to any extent by ordinary resolution, either generally or in respect of any particular contract, arrangement or transaction or for any particular period.

Right to Office and Contract with Company

12.7
A director may hold any office or place of profit under the Company, other than auditor, in conjunction with his office of director for such period and on such terms, as to remuneration or otherwise, as the directors may determine. Subject to compliance with the Company Act, no director or intended director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the Company Act, no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested shall be liable to be avoided.

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Director Acting in Professional Capacity

12.8
Any director may act by himself or his firm in a professional capacity for the Company, other than as an auditor, and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

Alternate Directors

12.9
Any director may, from time to time, appoint any person who is approved by resolution of the directors to be his alternate director. The appointee, while he holds office as an alternate director, shall be entitled to notice of meetings of the directors and, in the absence of the director for whom he is an alternate, to attend and vote and be counted for a quorum thereat as a director. If an alternate director is a director, he shall be entitled to a vote as an alternate director in addition to his vote as a director. An alternate director, ipso facto, vacates office as an alternate director if and when the appointing director vacates office as a director or revokes the appointment of his alternate director, and any such appointment, removal or revocation shall be made in writing delivered to the registered office of the Company by hand, by registered or certified mail, by telegram, telex or facsimile transmission.

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PART 13 - TERMINATION OF DIRECTORSHIP OF DIRECTORS

Grounds for Termination

13.1	The directorship of a director shall be immediately terminated:

	(a)		if he is found to be incapable of managing his own affairs by reason of mental infirmity;

	(b)		if he becomes bankrupt;

	(c)		if by notice in writing to the Company at its registered office he resigns;

	(d)		if he is removed pursuant to Article 14.2;

	(e)		if he is convicted within or without the Province of an an offence:

		(i)	in connection with the promotion, formation or management of a corporation; or

		(ii)	involving fraud;

unless 5 years have elapsed since the expiration of the period fixed for suspension of the passing of sentence without sentencing or since a fine was imposed, or the term of imprisonment and probation imposed, if any, was concluded, whichever is the latest, but the disability imposed by this paragraph ceases on a pardon being granted under the Criminal Records Act (Canada); or

(f)
if the Company is a reporting Company, if his registration in any capacity under the Securities Act or the Mortgage Brokers Act or the Commodity Brokers Act is cancelled, unless the Securities Commission, the Superintendent of Brokers or the Registrar of Companies, whichever is applicable, otherwise orders, or unless 5 years have elapsed since the cancellation of the registration; or

	(g)	if he ceases to be qualified to act as a director under the Company Act.

(h)
if he is convicted after the date of his election or appointment as a director of any criminal or quasi-criminal offence other than an offence described in subparagraph (e) and the Directors determine that it is in the best interests of the Company that his directorship be terminated.

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PART 14 - RETIREMENT AND ELECTION OF DIRECTORS

Election at Annual General Meetings

14.1
At each annual general meeting the directors shall retire and the Company shall elect a Board of Directors consisting of the number of directors for the time being fixed pursuant to these Articles to hold office from the conclusion of such meeting until the conclusion of the next annual general meeting of the Company. If in any calendar year the Company does not hold or waive an annual general meeting, the directors elected or appointed at the last annual general meeting of the Company shall be deemed to have been elected or appointed as directors on the last day on which the meeting could have - been held pursuant to the Company Act and those directors deemed appointed or elected may hold office until other directors are appointed or elected or until the conclusion of the next annual general meeting.

Removal of Directors

14.2
The Company may by special resolution remove any director and, by ordinary resolution, appoint another person in his stead. Any director so appointed shall hold office only until the conclusion of the next annual general meeting of the Company, but shall be eligible for re-election at such meeting.

Filling a Casual Vacancy

14.3
The directors shall have power at any time and from time to time to appoint any person as a director to fill a casual vacancy on the Board Any director so appointed shall hold office only until the conclusion of the next annual general meeting of the Company, but shall be eligible for re-election at such meeting.

Directors May Appoint Additional Directors

14.4
The directors may, between annual general meetings, appoint one or more directors of the Company; but the number of additional directors shall not at any time exceed onethird of the number of directors elected or appointed at the last annual general meeting of the Company and the additional directors so elected or appointed shall hold office only until the conclusion of the next annual general meeting of the Company but shall be eligible for re-election at such meeting.

Eligibility of Retiring Directors

14.5	A retiring director will be eligible for re-election.

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PART 15 - PROCEEDINGS OF DIRECTORS

Meetings - Quorum - Chairman

15.1
The directors may meet together at such places as they think fit for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings, as they see fit. The directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed such quorum shall be a majority of the Board. The Chairman of the Board, if any, or in his absence the President of the Company, shall be chairman of all meetings of the Board, but if at any meeting neither the Chairman of the Board, if any, nor the President shall be present within 30 minutes after the time appointed for holding the same or if both the Chairman of the Board and the President, being present decline to act, the directors present may choose someone of their number to be chairman at such meeting. A director interested in a contract or proposed contract or transaction with the Company pursuant to Article 12.6 is to be counted in a quorum notwithstanding his interest.

Call and Notice of Meetings

15.2
A director may at any time, and the Secretary, upon the written request of a director, shall call a meeting of the directors. Notice thereof specifying the time and place of such meeting shall be mailed, postage prepaid, addressed to each of the directors at his registered address at least 48 hours before the time fixed for the meeting or such lesser period as may be reasonable under the circumstances, or such notice may be given to each director either personally or by leaving it at his usual business or residential address or by telephone, telegram, telex or other method of transmitting visually recorded messages, at least 48 hours before such time or such lesser period as may be reasonable under the circumstances. It shall not be necessary to give to any director notice of a meeting of directors immediately following a general meeting at which such director has been elected or notice of a meeting of directors at which such director shall have been appointed. Accidental omission to give notice of a meeting of directors to, or the non-receipt of notice by, any director, shall not invalidate the proceedings at that meeting.

Competence of Quorum

15.3
A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, power and discretions for the time being vested in or exercisable by the directors.

Continuing Directors May Act During a Vacancy

15.4	The continuing directors may act notwithstanding any vacancy in their body, and any vacancy which occurs may be filled for the unexpired term by the continuing directors.

Number of Directors Below a Quorum

15.5
If and so long as the number of directors is reduced below the number fixed pursuant to these Articles as the necessary quorum of directors, the continuing directors or director may act for the purpose of filling any vacancies up to that number, or for the purpose of summoning a general meeting of the Company, but for no other purpose.

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Appointment of Directors' Committees

15.6
The directors may delegate any but not all of their powers to committees consisting of such of the directors as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of such powers to the earliest meeting of the directors to be held next after the same shall have been done.

Committee Chairman

15.7
A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meetings the chairman is not present within 30 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

Committee Meetings and Adjournments

15.8	The members of a committee may meet and adjourn as they think proper.

Validity of Meeting where Appointment Deficient

15.9
All acts done by any meeting of the directors or by a committee of directors or by any person acting as a director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

Notice of Meeting to Newly Elected Directors

15.10
For the first meeting of the Board to be held immediately following the appointment or election of a director or directors at an annual or general meeting of shareholders or for a meeting of the Board, at which a director is appointed to fill a vacancy in the Board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided that a quorum of directors is present.

Waiver of Notice of Meetings

15.11
Any director of the Company who may be absent either temporarily or permanently from. the Province of British Columbia may file at the office of the Company a waiver of notice which may be by letter, telegram, telex or cable of any meeting of the directors and may at any time withdraw such waiver, and until such waiver is withdrawn, no notice of meetings of directors shall be sent to such director, and any and all meetings of the directors of the Company, notice of which shall not have been given to such director, shall, provided a quorum of the directors is present, be valid and binding upon the Company.

Casting Vote

15.12
Questions arising at any meeting of the directors or a committee of the directors shall be decided by a majority of votes. In case of an equality of votes the Chairman shall not have a second or casting vote.

Resolution in Writing Effective

15.13	A resolution in writing, signed by each director or his alternate shall be as valid and effectual as if it had been passed at a meeting of directors duly called and held. Such

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resolution may be in two or more counterparts each signed by one or more directors or alternate directors which together shall be deemed to constitute one resolution in writing. Such resolution shall be evidenced by an instrument in writing which may be delivered to the Company by hand or by mail, or may be transmitted by any electronic means which results in a legible recorded message.

Remote Participation in Meetings

15.14
A director may participate in a meeting of the Board or of any committee of the directors by means of conference telephone or other communications facilities by means of which all directors participating in the meeting can hear or otherwise communicate with each other and provided further that the Board has consented to such participation. A director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum and be entitled to address the meeting by means of the aforesaid communications facilities and to vote.

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PART 16 - OFFICERS

President and Secretary Required

16.1
The Board of Directors shall from time to time appoint a President, a Secretary and such other officers of the Company as it may determine, none of whom, save the Chairman of the Board, if any, and the President, need be directors. Unless the Company has only one member, the President and the Secretary shall be different persons.

Remuneration of Officers

16.2
All appointments of officers shall be made upon such terms and conditions and at such remuneration, whether by way of salary, fee, commission, participation in profits, or otherwise, as the directors may determine, and every such appointment shall be subject to termination at the pleasure of the directors unless otherwise fixed by contract.

Disclosure of Conflicting Interests

16.3
Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

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PART 17 - MINUTES, DOCUMENTS AND RECORDS

Minutes to be Kept

17.1	The directors shall cause minutes to be duly entered in books provided for the purposes:

	(a)	of all appointments of officers;

	(b)	of the names of the directors or their alternates present at each meeting of directors and of any committee of directors;

	(c)	of all orders made by the directors or committees of directors;

	(d)	of all resolutions and proceedings of general meetings of the Company and of all meetings of the directors and of committees of directors;

	(e)	such other matters required by the Company Act.

Records Office

17.2
The directors shall cause the Company to keep at its records office or at such other place as the Company Act may permit, the documents, copy documents, registers, minutes, and records which the Company is required by the Company Act to keep at its records office or such other place.

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PART 18 - SEAL and EXECUTION OF DOCUMENTS

Seal Optional

18.1	The directors may provide a common seal for the Company and for its use and the directors shall have power from time to time to destroy the same and substitute a new seal in place thereof.

Official Seal for Use in Other Jurisdictions

18.2
Subject to the provisions of the Company Act, the directors may provide for use in any other Province, Territory, State or Country, an official seal, which shall have on its face the name of the Province, Territory, State or Country where it is to be used.

Affixation of Seal to Documents

18.3
The directors shall provide for the safe custody of the common seal of the Company, if any. The seal shall not be affixed to any instrument except by the authority of a resolution of the directors and in the presence of such person or persons as may be authorized by such resolution, or in the absence of such resolution, in the presence of the President and the Secretary, or any two directors, or in the presence of the President alone if there be only one director; provided that a resolution of the directors governing the general use of the seal, if any, may at any time be passed by the directors and shall apply to the use of the seal until countermanded by another resolution of the directors.

Certification of Copies

18.4
Notwithstanding Article 18.3, for the purposes of certifying under seal a true copy of any document or resolution, the seal may be affixed in the presence of the President, the Secretary, or any director alone.

Mechanical Reproduction of Signatures

18.5
Subject to Articles 2.4 and 8.5, the signatures of any officer of the Company may, if authorized by the directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any officer thereof; and any instrument on which the signature of any such person is so reproduced, shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument t had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such instrument.' The term "instrument" as used in this Article shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligations, certificates of the Company's shares, share warrants of the Company, bonds, debentures and other debt obligations of the Company, and all paper writings.

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PART 19 - DIVIDENDS

Declaration of Dividends

19.1	The directors may declare dividends and fix the date of record therefor and the date for payment thereof. No notice need be given of the declaration of any dividend.

Proportionate to Number of Shares Held

19.2	Subject to the terms of shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

Dividend Bears No Interest

19.3	No dividend shall bear interest against the Company.

Payment in Specie Permitted

19.4
The directors may direct payment of any dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures or other debt obligations of-the Company, or in any one or more of those ways, and, where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and in particular may fix the value for distribution of specific assets, and may determine that cash payments shall be made to a member upon the basis of the value so fixed in place of fractional shares, bonds, debentures or other debt obligations in order to adjust the rights of all parties, and may vest any of those specific assets in trustees upon such trusts for the persons entitled as may seem expedient to the directors.

Capitalization of Undistributed Surplus

19.5
Notwithstanding anything contained in these Articles the directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares or any bonds, debentures or other debt obligations of the Company as dividends representing such undistributed surplus on hand or any part thereof.

Payment of Dividends

19.6
Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, in the case of joint holders, to the registered address of any one of them on the register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the registered holder or holders. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares by them as joint holders.

Effect of Transfer on Dividends

19.7	A transfer of a share shall not pass the right to receive any dividend declared thereon and payable before the registration of the transfer in the register.

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Fractional Shares

19.8
Notwithstanding any other provisions of these Articles should any dividend result in any member being entitled to a fractional part of a share of the Company, the directors shall have the right to pay such member in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, or on such other basis as the directors may determine and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the members with respect thereto on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of these fractional shares on behalf of those members of the Company.

Reserves

19.9
The directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as appropriations from income, which shall at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application such sums may either be employed in the business of the Company or be invested in such investments as the directors in their discretion may from time to time determine.

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PART 20 -ACCOUNTS

Accounts to be Kept

20.1
The directors shall cause records and books of accounts to be kept as necessary to properly record the financial affairs and conditions of the Company and to comply with the provisions of statutes applicable to the Company.

Location of Accounts

20.2
The directors shall determine the place at which the accounting records of the Company shall be kept and those records shall be open to the inspection of any director during the normal business hours of the Company.

Inspection of Accounts

20.3	Unless otherwise determined by ordinary resolution a member who is not a director shall not have the right to inspect the accounting records of the Company.

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PART 21 - NOTICES

Method of Giving Notice

21.1
A notice may be given to any member or director, either personally or by sending it by post to him in a prepaid letter, envelope or wrapper or by any other form of transmitted or recorded communication addressed to the member or director at his registered address, or to such other address (including electronic) as a member of director may designate from time to time by notice to the Company.

Notice to Joint Holders

21.2	A notice may be given by the Company to joint members in respect of a share registered in their names by giving the notice to any one of them.

Notice to Personal Representative

21.3
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter, envelope or wrapper or by any other form of transmitted or recorded communication addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or until that address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

Notice to Deceased Member

21.4
Save as otherwise provided in these Articles, any notice or document served on any member as herein provided shall, notwithstanding that member is then deceased and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that deceased member, until some other person is registered in his place as the member or joint member in respect of those shares, and that service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in those shares.

Date Notice Deemed Given

21.5
Any notice sent by post shall be deemed to have been served on the third business day following that on which the letter, envelope or wrapper containing that notice is posted in Canada and on the tenth business day if posted outside of Canada; provided, however, that in the event of an interruption of postal service, such notice shall be deemed to have been served on the third or tenth business day, as the case may be, following the resumption of such service.

21.6
Any notice given by a form of transmitted or recorded communication other than post shall be deemed to have been served when delivered personally, when transmitted, or when delivered to the appropriate agency for communication, whichever first occurs; provided, however, that in the event of an interruption of service within such agency for communication, such notice shall be deemed to have been served on the day following resumption of such service.

21.7
If a number of days' notice or a notice extending over any other period is required to be given, the day of service shall not, unless it is otherwise provided in these Articles, be counted in the number of days or other period required.

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Persons to Receive Notice

21.8		Notice of every annual general meeting shall be given in the manner authorized by these Articles, to:

	(a)	every member holding a share or shares carrying the right to vote at such meetings on the record date or, if no record date was established by the directors, on the date of mailing;

	(b)	the personal representative of a deceased member holding a share or shares carrying the right to vote as described in Article 21.8(a); and

	(c)	the trustee in bankruptcy of a bankrupt member holding a share or shares carrying the right to vote as described in Article 21.8(a).

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PART 22 - INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS, EMPLOYEES AND
CERTAIN AGENTS

Party to Legal Proceeding

22.1
The Company shall indemnify any person and the personal representative of any deceased person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by the Company, or by a person, or by a corporation or other legal entity or enterprise, or by the Crown or any governmental body, as hereinafter mentioned and whether civil, criminal or administrative, by reason of the fact that he is or was -a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that the Company shall not be bound to indemnify any such person, other than a director, officer or an employee of the Company (who shall be deemed to have notice of this Article and to have contracted with the Company in the terms hereof solely by virtue of his acceptance of such office or employment) if in acting as agent for the Company or as a director, officer, employee or agent of another corporation or other legal entity or enterprise as aforesaid, he does so by written request of the Company containing an express reference to this Article; and provided further that no indemnification of a director or former director of the Company, or director or former director of a corporation in which the Company is or was a shareholder, shall be made except to the extent approved by the Court pursuant to the Company Act or any other statute. The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal, quasi-criminal or administrative action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.

Officers, Employees, Agents

22.2
The Company shall indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Company unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, willful act or default or fraud by such person in any of which events the Company shall indemnify such person only if the directors, in their absolute discretion so decide or the Company by ordinary resolution shall so direct.

Extent of Indemnification

22.3
The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Part, or any valid and lawful agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this Article shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or

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reimbursement which that person has received or shall receive otherwise than under this Part.

Persons Undertaking Liabilities

22.4
The directors are authorized from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it.

Limitation of Liability

22.5
Subject to the Company Act, no director or officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Board for the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortuous act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any-loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own willful act or default, negligence, breach of trust or breach of duty.

Directors May Reply

22.6
Directors may rely upon the accuracy of any statement of fact represented by an officer of the Company to be correct or upon statements in a written report of the auditor of the Company and shall not be responsible for or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement.

Company May Purchase Insurance

22.7
The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.

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PART 23 - PROHIBITIONS

On Transfer of Shares

23.1
If the Company is not or becomes a company which is not a reporting company or is a reporting company that has not, with respect to any of its securities, filed a prospectus with the Superintendent of Brokers of British Columbia or any similar securities regulatory body within or outside British Columbia and obtained therefor a receipt or its equivalent, shares in the capital of the Company shall not be transferred without the prior approval of the directors who shall not be required to give any reason for refusing to give such approval.

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